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                                                                    EXHIBIT 10.2


[JAG MEDIA LOGO]                                                    [LETTERHEAD]
--------------------------------------------------------------------------------


June 19, 2003


RMC 1 Capital Markets, Inc.
5525 N. MacArthur Blvd., Suite 615
Irving, TX  75038
Attention: Mark White

Gentlemen:

This letter agreement (the "Agreement") will confirm the understanding between JAG Media Holdings, Inc. (the "Company") and RMC 1 Capital Markets, Inc., a Texas corporation (`you"), pursuant to which the Company has retained you to identify, and assist in negotiations with, qualified parties interested in purchasing shares of the Company's Class A common stock and Series 3 Class B common stock aggregating up to $422,000 (the "Financing").

1. Engagement. The Company hereby engages you, for the term of this Agreement, to act as placement agent and you hereby agree, on a reasonable best efforts basis, to act as placement agent, in connection with the Financing.

2. Fees. As consideration for the services to be rendered by you hereunder, the Company shall issue to you 128,267 shares of the Company's Class A common stock (the "Class A Shares") as a transaction fee, payable upon consummation of the Financing (the "Transaction Fee"). Within ten (10) business days after the closing of the Financing the Company shall issue to you a stock certificate for the Class A Shares, which stock certificate shall bear the following restrictive legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

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The Company hereby agrees that it will undertake to register the Class A Shares on a registration statement to be selected by the Company and that such registration statement will be filed with the SEC by the earlier of (a) ten (10) business days following the Oil@Work closing; (b) ten (10) business days following the termination of the Oil@Work transaction; or (c) 90 calendar days after the date of this Agreement. The Company will enter appropriate stop-transfer orders on any register or records maintained by or on behalf of the Company with respect to the Class A Shares to insure that they are not transferred except in accordance with this letter.

3. Term. This Agreement shall automatically expire and terminate on the earlier of:

                  (a) June 30, 2003 or
                  (b) Receipt by the Company of $425,000 and the payment to you of your Transaction Fee in connection with the Financing.

4. Approval of Potential Investors/Termination of Discussions. The Company may for any reason whatsoever, or for no reason at all (and without incurring any obligation to make payment of any kind to you)

                  (a) decline any potential investor identified by you or
                  (b) terminate discussions, at any time, with any potential investor identified by you.

5. Indemnification. You represent that you have not dealt with any finders, placement agents or brokers of any kind in connection with this matter. If any other party claims a commission, fee or other compensation by reason of any dealings with you, or by reason of a claim to have

                  (a) produced any potential investor you have identified to the
                      Company or
                  (b) assisted in any aspect of the Financing, you agree to
                      indemnify and hold the Company harmless against all loss, expenses, damages and claims which the Company (or any of its affiliates) may incur in any action or proceeding in connection with such claim (including, but not limited to, reasonable attorneys' fees and expenses and any payments to such other party).

6. Confidentiality.

                  (a) For the purposes of this Agreement, "Confidential
                      Information" shall mean any and all financial, business or technical information furnished or disclosed, in whatever form or medium, by the Company to you, including, but not limited to, financial statements, projections and budgets, business, strategic or marketing plans, employment, consultant or commentator contracts and product or service information, which is marked as confidential or proprietary by the Company, or is not generally available to the public. "Confidential Information" shall not include any item described above that: (i) is or becomes generally known or available to the public through no fault of you; (ii) was already known to you, without restriction, prior to your receipt from the Company or on the Company's behalf as evidenced by files in existence at the time of such disclosure; (iii) is lawfully disclosed to you by a third party who is not under any obligation of confidentiality (contractual, fiduciary, statutory or other) to the Company with respect to such Confidential Information; or (iv) is at any time developed by you independently without use of, or reference to, Confidential Information obtained from or on behalf of the Company.
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                  (b) You agree that you will not disclose any Confidential
                      Information to any third party (including without limitation, financial advisors, counsel and accountants), unless such person has been advised of the confidential nature of the Confidential Information and of the confidentiality obligations under this Agreement and has agreed, in writing, to be bound by the provisions of this paragraph 7. You shall only use such Confidential Information to the extent necessary to perform your services under this Agreement, and shall limit access to Confidential Information to such of your employees who have a bona fide need to know such Confidential Information for the purpose of assisting you in the performance of your services under this Agreement. You agree to take all reasonable actions, by instruction, written agreement or otherwise, to cause such employees to comply with the confidentiality obligations of this Agreement. In the event of any dissemination, disclosure, or use of the Confidential Information which is not permitted by this Agreement, you shall notify the Company immediately in writing and will use reasonable efforts to assist the Company in minimizing the damage from such disclosure. Notwithstanding the foregoing, you may disclose Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that you shall notify the Company within five (5) days of receipt of such court order or requirement to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

                  (c) Upon the earlier of the (i) termination of this Agreement, or (ii) the Company's request, you agree to promptly destroy or return to the Company (as directed by the Company) all Confidential Information and any materials, documents, or information in all forms provided to you by the Company, together with any and all copies thereof (whether in your possession or otherwise). The confidentiality obligations set forth in this Agreement shall remain in full force and effect despite the destruction or return of such Confidential Information.

                  (d) You acknowledge that the unauthorized use or disclosure of the Confidential Information will cause irreparable harm to the Company, causing damages which will be impossible to calculate. Accordingly, you agree that the Company shall be entitled, in addition to any and all other remedies available at law or in equity, to injunctive relief to restrain any such breach or to protect its rights under this Agreement, without showing or proving any actual damage to the Company, and without waiving any other rights or remedies. The rights and remedies in this Agreement are in addition to but are not in substitution for those provided in law and equity.
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7. No Agency. It is understood and agreed that the you are an independent contractor and shall not be deemed the Company's agent for any purpose whatsoever, and you are not granted any right or authority to assume or create any obligation or liability of any kind or nature, express or implied, on behalf of the Company, to make any representation on behalf of the Company or to bind the Company in any manner or thing whatsoever.

8. Non-Exclusive. This arrangement is expressly not exclusive and the Company shall have the right to contract with brokers, agents or other persons for the same or similar purposes as set forth herein.

9. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company and you, and our respective successors and permitted assigns, and no other person or entity shall acquire or have any right under or by virtue of this Agreement.

10. Assignment. This Agreement may not be assigned by you or the Company, in whole or in part; provided, however, that the Company may assign this Agreement, in whole or in part (or any of its rights or obligations hereunder, in whole or in part) to any subsidiary or other affiliate of the Company or to any entity which purchases all or substantially all of the stock, assets or beneficial interest in the Company or any of its affiliates. Any such assignment by the Company shall, as of the date of such assignment ("Assignment Date"), automatically release the Company (and its affiliates, other than the assignee) from any and all liabilities and obligations in connection with this Agreement (including, without limitation, all liabilities and obligations which arise from events prior to the Assignment Date). From and after the Assignment Date, you shall look solely to the assignee with respect to all matters, liabilities and obligations of any kind in connection with this Agreement. Any assignment not permitted under this paragraph shall be null and void.

11. Entire Agreement; Modification. This Agreement incorporates the entire agreement between you and the Company with respect to the subject matter hereof and supercedes all previous agreements and understandings among the parties, both written and oral. No provision hereof shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized representative of the party against whom the waiver, amendment or modification is sought to be enforced.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas as applied to contracts made and performed in such State, without regard to principles of conflicts of law. All legal proceedings in connection with this Agreement (and the transactions contemplated by this Agreement) shall be commenced in the state and federal courts sitting in the County and City of Dallas.

13. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the remainder of this Agreement.
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14. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to me a duplicate original of this letter.


Sincerely yours,

JAG MEDIA HOLDINGS, INC.



By: /s/ Gary Valinoti
    -----------------
       Title: President & CEO
       Name:  Gary Valinoti


AGREED AND ACCEPTED:
RMC 1 CAPITAL MARKETS, INC.



By: /s/ D. Mark White
    -----------------
      Name:  D. Mark White
      Title: President


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[JAG MEDIA LOGO]                                                    [LETTERHEAD]
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August 12, 2003


RMC 1 Capital Markets, Inc.
5525 N. MacArthur Blvd., Suite 615
Irving, TX 75038

Re: Placement Agent Agreement dated June 19, 2003 between JAG Media Holdings, Inc. and RMC 1 Capital Markets, Inc. (the "Placement Agent Agreement")


Gentlemen:

This will confirm that the third sentence of paragraph 2. of the Placement Agent Agreement is amended to read as follows:

"The Company hereby agrees that it will undertake to register the Class A
Shares on a registration statement to be selected by the Company and that such registration statement will be filed with the SEC by the earlier of (a) ten (10) business days following the closing of the Company's proposed transaction with XeQute Solutions, Inc.; (b) ten (10) business days following the termination of the XeQute Solutions, Inc. transaction; or (c) one hundred twenty (120) days after the date of this Agreement."

All other terms of the Placement Agent Agreement shall remain unchanged and in full force and effect.


Very truly yours,
JAG MEDIA HOLDINGS, INC.



By: /s/ Gary Valinoti
    -----------------
      Name:  Gary Valinoti
      Title: President & CEO




AGREED AND ACCEPTED:
RMC 1 CAPITAL MARKETS, INC.


By:/s/ D. Mark White
      Name: D. Mark White
      Title: President